Exhibit 10.2.3

                                     LEASE TERMINATION AGREEMENT


      This Agreement is made as of this 14th day of March, 2003, by and between R&B, Inc., a Pennsylvania corporation ("Tenant") and The Berman Real Estate Partnership, a Pennsylvania general partnership ("Landlord").

                                             BACKGROUND

      A. Tenant and Landlord are parties to a certain Agreement to Lease dated as of January 3, 1990, as amended by the First and Second Amendment to Lease dated September 10, 1993 and February 17, 1994, respectively (collectively, the "Lease"), respecting certain premises located at 390 Old Bremen Road, Carrollton, Georgia. Capitalized terms not defined herein shall have the same meanings ascribed to them in the lease.

      B. Tenant has informed Landlord that Tenant desires to terminate the Lease prior to the expiration of the term thereof.

      C. Accordingly, Landlord marketed the premises for sale and entered into an Agreement of Sale with a closing date of April 11, 2003, but subject to certain conditions to closing. Landlord has indicated that it is amenable to such early termination pursuant to the terms and conditions set forth herein.

      D. The parties intend to set forth their understandings with respect to the early termination of the Lease pursuant to the terms and conditions of this Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto have agreed as follows:

      1. Termination: Subject to Landlord's receipt of the Termination Payment (as hereinafter defined), and subject to the successful closing under the Agreement of Sale, the Lease is hereby amended to expire simultaneously with the transfer of ownership as set forth in the Agreement of Sale on or about April 11, 2003 (the "Termination Date").

      2. Liability: Such termination shall be without further liability of Landlord or Tenant to one another under the Lease, except for such rights and obligations of the Tenant as shall have accrued under the Lease up to the Termination Date, including, without limitation, such liabilities of Tenant as survive termination of the Lease by the expressed terms thereof.

      3. Termination Payment: In consideration of Landlord's agreement for the early termination of the Lease term, Tenant hereby agrees to pay to Landlord, a termination payment equal to $200,000. (the "Termination Payment"). The Termination Payment shall be due by Tenant on the Termination Date, and shall be in addition to, and not in lieu of, all rent and other charges due under the Lease through and including the Termination Date.
      4. Terms and Conditions of Lease: Except as expressly set forth herein, all terms and conditions of the Lease remain unchanged.



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      5. Binding Effect: This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.
      6. Entire Agreement: This Agreement constitutes the entire understanding between the parties with respect to the subject matter of this Agreement.
      7. Governing Law: This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

 The Berman Real Estate Partnership              R&B, Inc. (Tenant):
  (Landlord):

 By: /s/ Jordan Berman                           By: /s/ Barry Myers
     -----------------                               ---------------
 Jordan Berman, Partner                          Barry Myers, Asst. Secretary
















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